Exhibit 99.1

Certification Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-QSB of Implant Sciences Corporation (the “Company”) for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on May 20, 2003 (the “Report”), each of the undersigned Chief Executive Officer and Acting Chief Financial Officer of the Company certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony Armini	/s/ Diane J. Ryan
Anthony Armini	Diane J. Ryan
Chief Executive Officer	Chief Financial Officer

Date: May 21, 2003	Date: May 21, 2003